SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             URBAN OUTFITTERS, INC.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

                    [INSERT NAME OF FILER WHEN APPLICABLE]
   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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    22(a)(2) of Schedule 14A
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    14a-6(i)(3)
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

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

                             URBAN OUTFITTERS, INC.
                               1809 Walnut Street
                        Philadelphia, Pennsylvania 19103





Dear Shareholder:

    You are cordially invited to attend the 1997 Annual Meeting of Shareholders to be held at 10:30 a.m., on May 20, 1997, at the National Society of the Colonial Dames of America, 1630 Latimer Street, Philadelphia, Pennsylvania.

    The matters to be considered and voted upon are described in the 1997 Notice of Annual Meeting of Shareholders and Proxy Statement, which accompany this letter. It is important that your shares be represented and voted at the Annual Meeting. Kindly read the attached Proxy Statement, date and sign the enclosed proxy card and return the proxy card in the accompanying envelope.

    I look forward to seeing you at the meeting and having the opportunity to review the business operations of Urban Outfitters.


                                                   Sincerely,



                                                   Richard A. Hayne
                                                   President



April 21, 1997

                             URBAN OUTFITTERS, INC.
                               1809 Walnut Street
                        Philadelphia, Pennsylvania 19103

                                  -------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  May 20, 1997
                                  ------------


TO OUR SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Urban Outfitters, Inc. will be held at the National Society of the Colonial Dames of America, 1630 Latimer Street, Philadelphia, Pennsylvania, on May 20, 1997 at 10:30 a.m., for the following purposes:

          1.   To elect five Directors to serve for a term of one year.

          2. To vote on a proposal to approve the Urban Outfitters, Inc. 1997 Stock Option Plan.

          3. To vote on a proposal to ratify the appointment of Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending January 31, 1998.

          4. To transact such other business as may properly come before the meeting.


    Only shareholders of record at the close of business on April 4, 1997 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

                                      By Order of the Board of Directors




                                      Richard A. Hayne
                                      Chairman of the Board



April 21, 1997

                             URBAN OUTFITTERS, INC.
                               1809 Walnut Street
                        Philadelphia, Pennsylvania 19103
                                  ------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                  ------------

     The accompanying proxy is solicited by the Board of Directors of Urban Outfitters, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") to be held on Tuesday, May 20, 1997 at 10:30 a.m. at the National Society of the Colonial Dames of America, 1630 Latimer Street, Philadelphia, Pennsylvania, and any adjournments or postponements thereof. This Proxy Statement and accompanying proxy card are being mailed to Shareholders on or about April 21, 1997.

     Only Shareholders of record, as shown on the transfer books of the Company, at the close of business on April 4, 1997 (the "Record Date") are entitled to notice of, and to vote at, the Meeting. On the Record Date, there were 17,528,698 Common Shares outstanding.

     The Company's Common Shares represented by an unrevoked Proxy in the enclosed form, which has been properly executed and received prior to the Meeting, will be voted in accordance with the specifications made on such Proxy. Any properly executed Proxy received on a timely basis on which no specification has been made by the Shareholder will be voted "FOR" the election of the nominees listed in this Proxy Statement, "FOR" the approval of the Urban Outfitters, Inc. 1997 Stock Option Plan, "FOR" the ratification of Price Waterhouse LLP as independent accountants for the fiscal year ending January 31, 1998 ("Fiscal 1998"), and, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in accordance with the judgment of the persons voting the Proxies upon such other matters as may come before the Meeting and any adjournments. Any Shareholder giving a Proxy has the power to revoke it prior to its exercise either by giving written notice to the Secretary of the Company, by voting in person at the Meeting or by execution of a subsequent Proxy.

     Presence at the Meeting in person or by Proxy of the holders of a majority of the Common Shares entitled to vote is necessary to constitute a quorum. Each share entitles the holder to one vote. The election of directors will be determined by a plurality vote and the five nominees receiving the most "FOR" votes will be elected. Approval of any other proposal will require the affirmative vote of a majority of the shares cast on the proposal. In all matters, an abstention or broker non-vote will not be counted as a vote cast.

                            1. ELECTION OF DIRECTORS

     The Company's By-laws provide for the Board of Directors to be composed of as many directors as are designated from time to time by the Board of Directors, which designation is presently five. Each director shall be elected for the term of one year and shall serve until his successor is elected and qualified.

     At the Meeting, five directors will be elected. The Board of Directors has nominated the five persons listed below for election to the Board at the Meeting. Unless otherwise directed, the persons named on the Proxy intend to vote all valid proxies received by them "FOR" the election of the listed nominees. In the event any of the nominees shall be unable or unwilling to serve as a director, it is intended that the Proxies will be voted "FOR" the election of such person nominated by the Board of Directors in substitution. The Company has no reason to believe that any nominee of the Board of Directors will be unable to serve as a director if elected.

     The nominees for election to the Board of Directors are Richard A. Hayne, Scott A. Belair, Harry S. Cherken, Jr., Joel S. Lawson III and Burton M. Sapiro.

Biographical Information

     The following information is submitted concerning each nominee for election as a director:

Name                           Age           Position
----                           ---           --------

Richard A. Hayne               50            Chairman of the Board of Directors
                                             and President

Scott A. Belair (1)(2)         49            Director

Harry S. Cherken, Jr.          47            Director

Joel S. Lawson III(1)(2)       49            Director

Burton M. Sapiro               70            Director
-------------------

(1) Member of the Audit Committee
(2) Member of the Compensation Committee

     Mr. Hayne co-founded the Company in 1970 and has been its President and Chairman of the Board of Directors since the Company's incorporation in 1976.

     Mr. Belair co-founded the Company, has been a director since its incorporation in 1976 and has served as Principal of the ZAC Group, a provider of financial services, during the last seven years. Previously he was a managing director of Drexel Burnham Lambert Incorporated. Mr. Belair is a director and President of Balfour Maclaine Corporation.

     Mr. Cherken, a director since 1989, has been a partner in the law firm of Drinker Biddle & Reath LLP in Philadelphia, Pennsylvania since 1984 and has served as a Managing Partner of that firm since February 1996.

    Mr. Lawson, a director since 1985, has since 1980 been the Managing Partner and Chief Executive Officer of Howard, Lawson & Co., an investment banking and corporate finance firm located in Philadelphia, Pennsylvania.

     Mr. Sapiro, a director since 1989, has been a retail marketing consultant since his retirement in 1985. Previously, he was Senior Vice President/General Merchandise Manager and a member of the Executive Committee of both Macy's New York and Gimbels Philadelphia/Gimbels East. He was also a director of Macy's New York.

Board Committees and Attendance at Meetings

     The Board of Directors currently has an Audit Committee and a Compensation Committee. The Audit Committee oversees actions by the Company's independent accountants and reviews the Company's internal controls. The Board's Compensation Committee, established in September 1993, is responsible for determining salaries, incentives and other forms of compensation of the executive officers, and also administers the Company's stock option plans. The Board has not established a nominating or similar committee.

     The Company's Board of Directors held four meetings in the fiscal year ended January 31, 1997 ("Fiscal 1997"). The Compensation Committee and the Audit Committee held two meetings and one meeting, respectively, during Fiscal 1997. Each director attended 75% or more of the meetings of the Board and committees of which they were members during Fiscal 1997.

Compensation Committee Interlocks and Insider Participation

     On November 26, 1996, Harry S. Cherken, Jr., resigned as a member of the Compensation Committee. Mr. Cherken is a partner in the law firm of Drinker Biddle & Reath LLP, which provided legal services to the Company in Fiscal 1997 and is expected to continue to do so in the future. On November 26, 1996, Scott
A. Belair was elected to the Compensation Committee.

Compensation of Directors

     The Company currently pays each director who is not also an employee of the Company ("Outside Directors") $1,000 for each meeting of the Board of Directors attended, excluding committee meetings. The Company also reimburses the directors for their expenses incurred in connection with their activities as directors. The Company's 1993 Non-Employee Directors' Non-Qualified Stock Option Plan (the "Directors' Plan") provides for the grant of non-qualified stock options to each director who is not also an employee.

     Pursuant to the Directors' Plan, each director, other than Mr. Hayne, received an initial grant of a non-qualified option to purchase 5,000 Common Shares at an exercise price of $18.00 per share at the time of the Company's initial public offering of its Common Shares in November 1993. As a result of the two-for-one stock split effected by the Company on June 1, 1996, such initial grants to the Outside Directors of the Company were converted into the right to purchase 10,000 Common Shares at an exercise price of $9.00 per share. A person who subsequently becomes an Outside Director will receive an initial grant of an option to purchase 10,000 Common Shares on the date he or she becomes a director. Thereafter, on the first business day immediately following each of the dates on which an incumbent Outside Director is elected or re-elected, he or she will receive an additional grant of an option to purchase 10,000 Common Shares provided that he or she did not receive an initial grant within the preceding six-month period. Options generally become exercisable 12 months after the date of their grant. Each Outside Director may exercise options granted under the Directors' Plan upon the termination of his or her membership on the Board for a reason other than death or disability for up to one year, except where the option, by its terms, expires on an earlier date. During Fiscal 1997, each Outside Director received an option grant of 5,000 shares. As a result of the Company's stock split, such options now represent the right to purchase 10,000 shares. The exercise price of options granted under the Plan is the fair market value of the Common Shares at the date of grant.

Consulting Agreement

     Burton M. Sapiro, a director of the Company, and the Company entered into an agreement pursuant to which Mr. Sapiro agreed to provide up to 36 days of consulting services per year to the Company relating to retail marketing. In consideration for such services, Mr. Sapiro is paid a daily fee of $1,100 and is reimbursed for his expenses. The agreement was approved by the Company's disinterested directors. The total amount paid to Mr. Sapiro in Fiscal 1997 pursuant to these arrangements, exclusive of directors' fees but including expenses, was $46,400.


                    2. APPROVAL OF THE URBAN OUTFITTERS, INC.
                             1997 STOCK OPTION PLAN


     At the Meeting, the shareholders also will be asked to approve the Company's 1997 Stock Option Plan (the "1997 Plan"). The 1997 Plan was approved by the Company's Board of Directors on March 19, 1997, subject to shareholder approval. As discussed in more detail in the following paragraphs, the Board of Directors believes that the 1997 Plan is necessary for the Company to attract, retain and motivate capable officers, other key management level employees, non-employee directors and consultants.

     The Company currently has three plans which provide for the granting of options: (1) a plan established in 1987 for the granting incentive stock options (the "1987 Plan"); (2) a plan established in 1992 for the granting of non-qualified stock options to employees and consultants (the "1992 Plan"); and
(3) a plan established in 1993 for the granting of non-qualified stock options to non-employee directors (the "1993 Plan").

     The 1997 Plan is intended to replace and supplement the 1987, 1992 and 1993 Plans for the following reasons: (1) the 1987 Plan, by its terms, does not permit any incentive stock options to be granted after October 14, 1997; (2) as of March 31, 1997, only 35,004 shares were available for the granting of future non-qualified stock options under the 1992 Plan; and (3) as of May 22, 1997, only

32,000 shares will be available for the granting of future non-qualified stock options to non-employee directors under the 1993 Plan.

     In order to enable the Company to continue to attract, retain and motivate key employees, non-employee directors and consultants through the grant of options to purchase Common Shares of the Company, the Board strongly recommends approval of the 1997 Plan.

Summary of the 1997 Plan

     The text of the 1997 Plan is attached as an Appendix to this proxy statement. The following description of the 1997 Plan is intended merely as a summary of its principal features and is qualified in its entirety by reference to the provisions of the 1997 Plan itself.

     1. Stock Available Under Plan. The 1997 Plan authorizes up to an aggregate of 1,250,000 Common Shares for the granting of incentive stock options (within the meaning of Section 422 of the Internal Revenue Code) ("ISOs") and non-qualified stock options ("NQSOs"). No more than 400,000 Common Shares are available for options granted to any one key employee over the life of the 1997 Plan. Authorized but unissued shares or treasury shares may be issued under the Plan.

     The closing price of the Common Shares on the NASDAQ National Market System on March 31, 1997 was 11 5/8.

     2. Eligible Individuals. Key employees of the Company and certain related corporations are eligible to receive ISOs and NQSOs under the 1997 Plan. There are approximately 45 key employees currently eligible for participation in the 1997 Plan. Non-employee directors of the Company are eligible to receive NQSOs under the 1997 Plan in accordance with a formula discussed below. There are currently four non-employee directors eligible for participation in the 1997 Plan. The Compensation Committee may also grant NQSOs to consultants. It is not possible to determine the number of consultants potentially eligible to participate in the 1997 Plan.

     3. Administration. The 1997 Plan is administered by the Compensation Committee. The Compensation Committee is given considerable discretion with respect to options granted to key employees and consultants under the 1997 Plan. The Compensation Committee has no discretion with respect to NQSOs granted to non-employee directors, because non-employee director grants are made under a formula discussed below.

     4. Options Granted to Key Employees and Consultants. The exercise price of options granted to key employees and consultants under the 1997 Plan is determined by the Compensation Committee, and must be at least equal to the fair market value of the Common Shares on the date of grant (110% of fair market value for an ISO granted to a more than 10% shareholder).

     Options granted to key employees and consultants under the 1997 Plan may not extend for more than ten years (five years for an ISO granted to a more than 10% shareholder), and become exercisable in such installments as the Compensation Committee may specify, but not earlier than six months from the date of grant, except in limited circumstances. The Compensation Committee may also establish performance criteria which, if met, accelerate the date on which options become exercisable. Options generally terminate no more than 30 days after the termination of the optionee's employment or consultancy, unless such termination is as a result of death or disability, in which case options remain exercisable for up to six months thereafter. The Compensation Committee also has discretion under the 1997 Plan to accelerate the exercisability of all or part of the unvested portion of an optionee's options.

     The exercise price of an option is payable in cash. The Compensation Committee, in its discretion, may also permit a key employee or consultant to pay the exercise price by surrendering Common Shares, or through a so-called broker-financed transaction. The 1997 Plan also permits the withholding of shares issuable upon exercise of options or the delivery of previously acquired Common Shares to satisfy withholding taxes.

     ISOs and, unless otherwise permitted by the Compensation Committee, NQSOs granted to key employees and consultants under the 1997 Plan are not transferable other than by will or pursuant to the laws of descent and distribution.

     5. Options Granted to Non-Employee Directors. The 1997 Plan carries forward the formula grants that are in place under the 1993 Plan. All grants to non-employee directors prior to the 1998 annual shareholders meeting will be made under the 1993 Plan. Grants on and after the 1998 annual shareholders meeting will be made under the 1997 Plan.

     Non-employee directors may receive two types of NQSO grants under the 1997 Plan. A non-employee director will receive an initial grant of an NQSO to purchase 10,000 Common Shares on the date he or she first becomes a non-employee director. In addition, on the first business day immediately following each of the dates on which an incumbent non-employee director is elected or re-elected, he or she will receive an additional grant of an NQSO to purchase 10,000 Common Shares if he or she did not receive an initial grant within the preceding six months.

     NQSOs granted to non-employee directors will become exercisable on the day before the annual meeting of shareholders that follows the option grant (generally one year after the date of grant). The exercise price of NQSOs granted to non-employee directors is the fair market value of the Common Shares at the time of grant. The exercise price may be paid in cash or by surrendering Common Shares to the Company. Options granted to non-employee directors expire on the earlier of (1) ten years from the date of grant, or (2) one year from the date the optionee ceases to be a director for any reason.

     A non-employee director may transfer his or her NQSO to an immediate family member, or a partnership or trust established solely for the benefit of immediate family members.

     6. New Plan Benefits. The following table identifies the number of Common Shares underlying options which would be awarded each fiscal year under the 1997 Plan to the Company's non-employee directors. The number of Common Shares underlying options which would be awarded under the 1997 Plan to the Company's key employees and consultants will be at the discretion of the Compensation Committee.

                                New Plan Benefits

                                              1997 Stock Option Plan
                                            ------------------------------
                                                                 Number of
                                            Dollar Value          Options
                                            ------------         ---------
Executive Group                                  --                  *
Non-Executive Directors Group                    $0                40,000
Non-Executive Employee Group                     --                  *

---------------

*    Not determinable.

     7. Capital Adjustments. The limits on the number of shares issuable under the 1997 Plan will be adjusted in the event of a stock split, stock dividend or similar change in the capitalization of the Company. The 1997 Plan also provides that, in the event of a merger, consolidation or other specified corporate transactions, options will be assumed by the surviving or successor corporation, if any. However, the 1997 Plan also authorizes the Compensation Committee to terminate options granted to key employees and consultants in the event of such a corporate transaction. The exercise date of any options to be so terminated may be accelerated by the Compensation Committee, in its discretion. In the event of a corporate transaction where shareholders are to receive cash, stock or other property, and NQSOs granted to non-employee directors are not assumed by the surviving or successor corporation, all NQSOs held by non-employee directors will be terminated, and each non-employee director will receive cash equal to the difference between (1) the exercise price of the shares not yet exercised under the NQSO, and (2) the per share value to be received by shareholders in connection with such transaction.

     8. Effective Date; Duration. The 1997 Plan became effective on March 19, 1997, subject to shareholder approval. If the requisite shareholder approval is not obtained by March 18, 1998, the 1997 Plan and all options granted under the 1997 Plan will be null and void. The 1997 Plan automatically terminates on March 18, 2002, and no further options may be granted under the 1997 Plan thereafter. The 1997 Plan may be amended, suspended or terminated at any time by the Board, provided that, without shareholder approval, no such amendment may: (1) change the class of persons eligible to receive ISOs, or (2) increase the maximum number of Common Shares authorized for issuance of ISOs. Requisite shareholder approval is also required for any amendment that would require shareholder approval under Section 162(m) of the Internal Revenue Code, or under the rules of the market on which Common Shares are listed.

Federal Income Tax Treatment of Options

     The Company has been advised that, under present federal tax laws and regulations, the federal income tax consequences to the Company, to employees receiving ISOs, and to employees, non-employee directors and consultants receiving NQSOs pursuant to the 1997 Plan are as described below.

     Upon the grant or exercise of an ISO, no income will be realized by the optionee for federal income tax purposes (although the excess of the fair market value of the shares over the exercise price will generally be included in the optionee's alternative minimum taxable income), and the Company will not be entitled to any deduction. If the shares received on the exercise of an ISO are not disposed of within one year following the date of the transfer of such shares to the optionee, or within two years following the date of the grant of the option, any profit realized by the optionee upon the disposition of such shares will generally be taxed as long-term capital gain. In such event, no deduction will be allowed to the Company.

     Upon the grant of an NQSO, no income will be realized by the optionee for federal income tax purposes. Upon the exercise of an NQSO, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be taxed as ordinary income to the optionee, and the Company will be entitled to a corresponding deduction.

     Various additional tax consequences apply to the granting and exercise of options and to the disposition of shares acquired thereunder, but such consequences are beyond the scope of this summary.

     THE BOARD OF DIRECTORS BELIEVES THAT THE ADOPTION OF THE 1997 PLAN IS IN THE BEST INTEREST OF THE COMPANY AND RECOMMENDS A VOTE FOR APPROVAL OF THE 1997 PLAN.


                   3. RATIFICATION OF INDEPENDENT ACCOUNTANTS

     On May 21, 1996, the Shareholders ratified the appointment of Price Waterhouse LLP, independent accountants, to audit the Company's accounts for Fiscal 1997.

     The Board of Directors recommends that the Shareholders ratify the selection of Price Waterhouse LLP as the Company's independent accountants for Fiscal 1998. If the Shareholders do not ratify the selection of Price Waterhouse LLP, the Board of Directors will reconsider the selection of Price Waterhouse LLP to serve as the Company's accountants for Fiscal 1998.

     A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting to answer appropriate questions and to make a statement if he so desires.

                                4. OTHER MATTERS

     The Board of Directors knows of no matters to be presented for action at the Meeting, other than those set forth in the attached Notice and customary procedural matters. However, if any other matters should properly come before the Meeting or any adjournments thereof, the proxies solicited hereby will be voted on such matters, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in accordance with the judgement of the persons voting such proxies.

                             EXECUTIVE COMPENSATION


Summary Executive Compensation

     The following Summary Compensation Table sets forth certain information concerning the compensation paid or accrued by the Company for services rendered during Fiscal 1997 and the Company's fiscal years ended January 31, 1996 ("Fiscal 1996") and January 31, 1995 ("Fiscal 1995") by the Company's President and the Company's most highly compensated other executive officers whose total annual salary and bonus exceeded $100,000 (collectively, the "Named Officers").

                           Summary Compensation Table

                                           Annual Compensation (1)        Long -Term
                                           ----------------------         Compensation
---------------------------------------------------------------------------------------------------------
Name and Principal            Year         Salary          Bonus          Options #         All Other (2)
Position                                                                                    Compensation
---------------------------------------------------------------------------------------------------------
Richard A. Hayne              1997         $233,384        $    400        -0-               $13,195
Chairman and President        1996          225,000             300        -0-                14,995
                              1995          225,000         111,000        -0-                13,732
                              ---------------------------------------------------------------------------
Kenneth K. Cleeland           1997          200,000             400        10,000             16,781
Chief Financial Officer       1996          175,000             300        -0-                18,581
and Treasurer                 1995          175,000         108,500        -0-                17,318
                              ---------------------------------------------------------------------------
Michael A. Schultz            1997          220,000           3,400        20,000              1,188
President                     1996          218,333             300        -0-                 2,988
Urban Outfitters,             1995          200,000          81,000        -0-                 1,724
Wholesale, Inc.
                              ---------------------------------------------------------------------------
Glen T. Senk                  1997          200,000             400        -0-                 1,188
President,                    1996          152,800             300        300,000(3)          2,988
Anthropologie, Inc.           1995          150,000         104,250        -0-(3)              1,724
                              ---------------------------------------------------------------------------
Freeman Zausner (4)           1997          104,318           2,400        -0-                   902
Secretary and                 1996          100,000             300        -0-                 2,390
Director of Inventory         1995          107,692          36,000        -0-                 1,620
Management
                              ---------------------------------------------------------------------------

(1) The compensation described in this table does not include medical, group life insurance or other benefits received by the Named Officers that are generally available to all salaried employees of the Company, and certain perquisites and other personal benefits, securities or property received by the Named Officers that do not exceed the lesser of $50,000 or 10% of any such officer's salary and bonus disclosed in this table.

(2) Represents life insurance premiums paid by the Company for Messrs. Hayne and Cleeland in the amounts of $12,007 and $15,593 in Fiscal 1997 respectively and forfeiture allocations made to the Company's Profit-Sharing Fund (in Common Shares) with respect to Fiscal 1997 for the accounts of Messrs. Hayne, Cleeland, Schultz, Senk and Zausner in the amounts of $1188, $1188, $1188, $1188 and $902 respectively .

(3) Adjusted to reflect the two-for-one stock split effected by the Company on June 1, 1996, the stock option granted to Mr. Senk in Fiscal 1996 under the Company's 1992 Non-Qualified Stock Option Plan replaced a stock option granted to Mr. Senk in Fiscal 1995 under the same Plan, which has been canceled.

(4) Mr. Zausner resigned as Secretary and Director of Inventory Management of the Company effective December 31, 1996.


Stock Option Information

Options Grant Table: The following table sets forth certain information concerning grants of stock options made to the Named Officers during Fiscal 1997.

-----------------------------------------------------------------------------------------------------------------
                                              Option Grants in Last Fiscal Year
-----------------------------------------------------------------------------------------------------------------
                             Individual Grants
-----------------------------------------------------------------------------------------------------------------
                                                                                    Potential Realizable Value at
                                                                                    Assumed Annual Rates of
                                                                                    Stock Price Appreciation for
                                        % of Total                                  Option Term
                                        Options Granted                             -----------------------------
                                        to Employees in   Exercise or   Expiration
Name                  Options Granted   Fiscal 1997       Base Price    Date          5%             10%
-----------------------------------------------------------------------------------------------------------------
Kenneth K.Cleeland    10,000 (1)         5.41%            $15.1875      11/25/01    $41,960        $ 92,721
Michael A. Schultz    20,000(2)         10.81%            $15.1875      11/25/01    $83,920        $185,442
-----------------------------------------------------------------------------------------------------------------

(1) This option becomes exercisable as to 6,000 shares on 11/25/97 and 4,000 shares on 11/25/98.

(2) This option becomes exercisable as to 6,000 shares on 11/25/97, 6,000 shares on 11/25/98, 6,000 shares on 11/25/99 and 2,000 shares on 11/25/00.

Aggregate Option Exercises and Fiscal Year-End Option Value Table: The following table sets forth certain information concerning options exercised by the Named Officers during Fiscal 1997, information concerning the number of stock options held by the Named Officers on January 31, 1997, and the value of the in-the-money options outstanding as of such date.



                           Aggregated Option Exercises
                               in Fiscal 1997 and
                       Fiscal 1997 Year-End Option Values

                                                                            Value of Unexercised
            Number of                       Number of                       In-the-Money
            Shares Acquired   Value         Unexercised Options             Options at
Name        on Exercise       Realized (1)  at Fiscal Year End              Fiscal Year End (2)
----        -----------       ------------  ------------------              -------------------
                                            Exercisable    Unexercisable    Exercisable       Unexercisable
                                            -----------    -------------    -----------       -------------
Richard
Hayne        76,666 (3)       $1,047,833    0              0                 $0               $0

Kenneth
Cleeland    255,332 (3)       $4,045,062    0               10,000           $0               $0

Glen Senk         0           $0            80,000         220,000           $80,000          $220,000

Michael
Schultz           0           $0            0              20,000            $0               $0

Freeman
Zausner           0           $0            0              0                 $0               $0


(1) Represents the aggregate excess of the fair market value of a Common Share on the date of exercise over the applicable exercise prices multiplied by the number of Common Shares issued upon the exercise of the stock options.

(2) Represents the aggregate excess of the fair market value of a Common Share on January 31, 1997 of $12.125 over the applicable exercise prices multiplied by the number of Common Shares issuable upon the exercise of the stock options.

(3) Adjusted for the two-for-one stock split effected by the Company on June 1, 1996.

                      REPORT OF THE COMPENSATION COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS

     Under rules established by the Securities and Exchange Commission (the "SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's executive officers. In fulfillment of this requirement, the Compensation Committee at the direction of the Board of Directors has prepared the following report for inclusion in this Proxy Statement.

     The Compensation Committee is composed of two non-management directors of the Company. The Compensation Committee determines the compensation for the executive officers of the Company named in the Summary Compensation Table and other officers of the Company. The Compensation Committee also administers the Company's Stock Option Plans.

     The Compensation Committee's philosophy is that executive compensation should be designed to:

          o    reflect the Company's entrepreneurial orientations;

          o assist the Company in attracting and retaining superior executive talent while incentivizing a long-term commitment to the Company;

          o align the interests of management with those of shareholders through a significant equity-based component; and

          o reward an executive's individual contribution toward achievement of the Company's long- and short-term business goals.

     The Company's overall executive compensation program consists of three principal elements: base salaries; discretionary bonuses; and stock options and other equity-based compensation. Base salaries are ordinarily established at the beginning of the fiscal year, while discretionary bonuses are awarded following the completion of the fiscal year. Stock options and other equity-based compensation may be granted at any time during the fiscal year. The Company also maintains a broadly based employee stock ownership plan in which the executive officers are permitted to participate on the same terms as other employees.

     The Compensation Committee consults with the Company's President in determining base salary levels for each executive officer other than the Company's President. The base salaries for the Company's executive officers in Fiscal 1997 were competitively established by the Compensation Committee based upon such consultation and a general assessment of the compensation paid by other companies in the retail clothing industry. In evaluating compensation paid by other companies, the Compensation Committee relied on the general knowledge that its members have obtained from informal reviews of various press and industry reports.

     The Compensation Committee is also involved in establishing the level of discretionary bonuses and option awards to the Company's executive officers. Discretionary cash bonuses to the President and other executive officers are awarded based upon the Compensation Committee's subjective assessment of the Company's overall financial performance and the Compensation Committee's subjective assessment of the President's and other executive officer's individual contributions to that overall performance. Factors considered by the Compensation Committee in awarding cash bonuses include the officer's initiative, managerial ability, his level of responsibilities, development of subordinates, fairness with respect to bonuses of other executives and his handling of special projects, but no particular weight is ascribed by the Compensation Committee to any one or more of these factors. The Compensation Committee does not rely upon or utilize any particular hurdles, benchmarks or other objective criteria to determine the amount of the bonuses, nor does the Compensation Committee compare the compensation of the President or other executive officers to any peer group for purposes of awarding bonuses.

     During Fiscal 1997, options to purchase 10,000 Common Shares were granted to Kenneth Cleeland, options to purchase 20,000 Common Shares were granted to Michael Schultz and options to purchase 75,000 Common Shares were granted to Jay Hammer in conjunction with his being hired by the Company.

     This report is submitted by the Compensation Committee.


                                       Scott A. Belair
                                       Joel S. Lawson III

                             STOCK PERFORMANCE CHART

     The following graph compares the cumulative total shareholder return on the Company's Common Shares with the cumulative total return on the Standard and Poor's 500 Composite Stock Index and the Standard and Poor's Retail Specialty-Apparel Index* for the period beginning November 9, 1993, the date the trading first began in the Common Shares of the Company on the NASDAQ National Market System following the Company's initial public offering, and ending January 31, 1997, assuming the reinvestment of any dividends and assuming an initial investment of $100 in each. The comparisons in this table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Common Shares or the referenced indexes.

               Total Shareholder Returns -- Dividends Reinvested
                                Indexed Returns
                                  Years Ending





                                   [GRAPHIC]

              In the printed version of the document, a line graph
               appears which depicits the following plot points:





                                 Nov. 9, 93  Jan.-94  Jan.-95  Jan.-96   Jan.-97
                                 ----------  -------  -------  -------   -------
Urban Outfitters, Inc.            $100.00    $109.47  $108.42  $103.68   $102.10
S&P 500 Index                     $100.00    $104.98  $105.54  $146.34   $184.89
Retail (Specialty-Apparel)-500    $100.00    $ 96.25  $ 77.12  $ 91.84   $116.28



       * S & P Retail Specialty-Apparel Index begins at November 3, 1993.

                              BENEFICIAL OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Shares as of April 1, 1997 (December 31, 1996 with respect to Wellington Management Company) by: (a) each person known to the Company who beneficially owns more than five percent of the Company's outstanding Common Shares, (b) each director and Named Officer who owns beneficially any Common Shares, and (c) all directors and executive officers of the Company as a group.

                                                     Beneficial Ownership(2)
Name and Address (1)                                   Shares      Percentage
--------------------                                   ------      ----------

Richard A. Hayne (3)                                 7,775,965        44.4%
Wellington Management Company, LLP(4)                1,672,300         9.5%
 75 State Street
 Boston, Massachusetts 02109
Scott A. Belair (5)                                    702,000         4.0%
  143 Sunset Avenue
  Ridgewood, New Jersey 07450
Michael A. Schultz (6)                                 356,497          2.0%
Glen T. Senk (7)                                       140,487           *
Kenneth K. Cleeland(8)                                 140,295           *
Joel S. Lawson III (9)                                  48,800           *
  Two Penn Center Plaza
  Philadelphia, Pennsylvania 19102
Harry S. Cherken, Jr.(10)                               33,000           *
  1345 Chestnut Street
  Philadelphia National Bank Bldg.
  Philadelphia, Pennsylvania 19107
Burton M. Sapiro (11)                                   32,000           *
Freeman Zausner (12)                                    18,473           *
All directors and officers as a group                9,247,517         52.0%
(10 persons) (3)(5)(6)(7)(8)(9)(10)(11)(12)
-----------------
(1) Unless otherwise indicated, the address of each of the beneficial owners identified is 1809 Walnut Street, Philadelphia, Pennsylvania 19103.
(2) Unless otherwise indicated, each person has sole voting and investment power with respect to all such shares.
(3) Includes 553,334 shares owned by the Irrevocable Trust of Richard A. Hayne, 553,334 shares owned by the Irrevocable Trust of Elizabeth Van Vleck, 50,000 shares owned by the Hayne Foundation and 2,965 shares allocated under the Company's Profit-Sharing Fund. Excludes 149,998 shares beneficially owned by Mr. Hayne's spouse, as to which he disclaims beneficial ownership.
(4) All information derived for Wellington Management Company, LLP was obtained from a Form 13G filed with the SEC for the period ending December 31, 1996, a copy of which was mailed to the Company. Wellington Management Company, LLP has shared voting power as to 709,800 shares and shared dispositive/investment power as to 1,672,300 shares.
(5) Excludes 393,334 shares owned by Trust U/A/D April 16, 1993 by Scott A. Belair as grantor and Steven D. Burton as Trustee, as to which he disclaims beneficial ownership. Includes 22,000 shares subject to presently exercisable options and 10,000 shares subject to options that will become exercisable within 60 days.
(6)  Includes 2,965 shares allocated under the Company's Profit-Sharing Fund.
(7) Includes 140,000 shares subject to presently exercisable options and 487 shares allocated under the Company's Profit-Sharing Fund.
(8)  Includes 2,965 shares allocated under the Company's Profit-Sharing Fund.
(9) Includes 22,000 shares subject to presently exercisable options, 10,000 shares subject to options that become exercisable within 60 days and 1,800 shares held by a trust of which he is a trustee.
(10) Includes 22,000 shares subject to presently exercisable options and 10,000 shares subject to options that become exercisable within 60 days.
(11) Includes 22,000 shares subject to presently exercisable options and 10,000 shares subject to options that become exercisable within 60 days. Excludes 1,000 shares beneficially owned by Mr. Sapiro's spouse, as to which he disclaims beneficial ownership.
(12) Includes 2,277 shares allocated under the Company's Profit-Sharing Fund.
*    Less than 1%.

                              SHAREHOLDER PROPOSALS

     Shareholder proposals for the 1998 Annual Meeting of Shareholders must comply with applicable Securities and Exchange Commission rules and regulations and must be received by the Company prior to December 20, 1997 to be considered for inclusion in the Company's Proxy Statement.

                              CERTAIN TRANSACTIONS

     In April of 1994, Mr. Glen T. Senk joined the Company as President of Anthropologie. Upon commencing employment, Urban Outfitters provided Mr. Senk with a four-year interest free loan of $50,000. $25,000 will be forgiven over the course of the four years; $15,625 is currently outstanding.

                             ADDITIONAL INFORMATION

     Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities ("10% Shareholders"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and 10% Shareholders are required to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the Company's review of the copies of such forms received by it and a written representation from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period February 1, 1996 through January 31, 1997 all filing requirements applicable to its officers, directors and 10% Shareholders were complied with on a timely basis with the exception of Mr. Schultz who incorrectly reported transactions occurring in February and March of Fiscal 1997. These errors were corrected by Mr. Schultz in a subsequent Form 5.

     Proxy Solicitation Costs. The cost of soliciting proxies will be borne by the Company. Solicitation may be made by mail, personal interview or telephone by certain officers and other employees of the Company who will receive no additional compensation therefor. The Company will reimburse banks, brokers and other nominees for their reasonable expenses in forwarding proxy materials to the beneficial owners for whom they hold shares.

     Annual Report. This Proxy Statement is accompanied by the Company's Annual Report to Shareholders for Fiscal 1997.

     Each person solicited can obtain without charge, except for exhibits, a copy of the Company's Annual Report on Form 10-K for Fiscal 1997 as filed with the Securities and Exchange Commission by sending a written request to:

                                        URBAN OUTFITTERS, INC.
                                        1809 Walnut Street
                                        Philadelphia, Pennsylvania 19103
                                        Attention:  Investor Relations

                                        By Order of the Board of Directors



                                        Richard A. Hayne
                                        Chairman of the Board



      April 21, 1997

                                    Appendix


                             URBAN OUTFITTERS, INC.
                             1997 STOCK OPTION PLAN


                       SECTION 1 - Purpose and Definitions


(a) Purpose. This URBAN OUTFITTERS, INC. 1997 STOCK OPTION PLAN is intended to provide a means whereby URBAN OUTFITTERS, INC. may, through the grant of Options to purchase Common Stock to Key Employees and Consultants, attract and retain such Key Employees and Consultants, and motivate such Key Employees and Consultants to exercise their best efforts on behalf of the Company and of any Related Corporation. Moreover, the Company may, through the grant of Non-Qualified Stock Options to Non-Employee Directors under a formula, attract and retain Non-Employee Directors and motivate such Non-Employee Directors to exercise their best efforts on behalf of the Company and any Related Corporation.

          (b) Definitions.

          (1) Board. The term "Board" shall mean the Board of Directors of the Company.

          (2) Common Stock. The term "Common Stock" shall mean the common stock of the Company, par value $0.0001 per share.

          (3) Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (4) Committee. The term "Committee" shall mean a committee which consists of not fewer than two (2) directors of the Company who are Outside Directors. The members of the Committee shall be appointed by, and serve at the pleasure of, the Board.

          (5) Company. The term "Company" shall mean Urban Outfitters, Inc.

          (6) Consultant. The term "Consultant" shall mean an individual who is not an employee of the Company or a Related Corporation, and who has entered into a consulting arrangement with the Company or a Related Corporation.

          (7) Fair Market Value. The term "Fair Market Value" shall mean the fair market value of the optioned shares of Common Stock, which shall be arrived at by a good faith determination of the Committee and shall be:

               (A) The arithmetic average of the highest and lowest quoted selling price, if there is a market for the Common Stock on a registered securities exchange or in an over the counter market, on the date of grant; or

               (B) Such other method of determining fair market value as shall be authorized by the Code, or the rules or regulations thereunder, and adopted by the Committee.

          (8) Incentive Stock Option. The term "Incentive Stock Option" ("ISO") shall mean an option which, at the time such option is granted under the Plan, qualifies as an ISO within the meaning of section 422 of the Code and is designated as an ISO in the Option Agreement.

          (9) Key Employees. The term "Key Employees" shall mean officers and other key employees of the Company or a Related Corporation.

          (10) Non-Employee Directors. The term "Non-Employee Directors" shall mean directors of the Company who:

               (A) Are not employees of the Company or any Related Corporation; and

               (B) Have not been employees of the Company or any Related Corporation during the immediately preceding 12-month period.

          (11) Non-Qualified Stock Option. The term "Non-Qualified Stock Option" ("NQSO") shall mean an option which, at the time such option is granted, does not qualify as an ISO, and/or is designated as an NQSO in the Option Agreement.

          (12) Option Agreement. The term "Option Agreement" shall mean a written document evidencing the grant of an Option, as described in Section 9.

          (13) Optionee. The term "Optionee" shall mean a Key Employee or Consultant to whom an Option has been granted.

          (14) Options. The term "Options" shall mean Incentive Stock Options and Non-Qualified Stock Options.

          (15) Outside Director. The term "Outside Director" shall mean a director who:

               (A) Is not currently an officer (as defined in 17 CFR 240.16a-1(f)) of, or otherwise currently employed by, the Company or a parent or subsidiary of the Company within the meaning of 17 CFR
          240.16b-3(b)(3),

               (B) Does not receive compensation, either directly or indirectly, from the Company or a parent or subsidiary of the Company within the meaning of 17 CFR 240.16b-3(b)(3) for services rendered as a consultant or in any other capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required under 17 CFR 229.404(a),

               (C) Does not possess an interest in any other transaction for which disclosure would be required pursuant to 17 CFR 229.404(a),

               (D) Is not engaged in a business relationship for which disclosure would be required pursuant to 17 CFR 229.404(b), and

               (E) Is an outside director within the meaning of Treas. Reg. (section)1.162-27(e)(3), or any successor thereto.

          (16) Plan. The term "Plan" shall mean the Urban Outfitters, Inc. 1997 Stock Option Plan, as set forth herein and as amended from time to time.

          (17) Related Corporation. The term "Related Corporation" shall mean either a corporate subsidiary of the Company, as defined in section 424(f) of the Code or the corporate parent of the Company, as defined in section 424(e) of the Code.

     Notwithstanding Sections 1(b)(8) and (11) if an Option granted to a Key Employee is not designated in the Option Agreement as an ISO or NQSO, the option shall constitute an ISO if it complies with the terms of section 422 of the Code, and otherwise, it shall constitute an NQSO.


                           SECTION 2 - Administration

     The Plan shall be administered by the Committee. Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company.

     The Committee shall have full authority, subject to the terms of the Plan, to select the Key Employees to be granted ISOs and/or NQSOs under the Plan, to select the Consultants to be granted NQSOs under the Plan, to grant Options on behalf of the Company and to set the date of grant and the other terms of such Options. The Committee may correct any defect, supply any omission and reconcile any inconsistency in this Plan and in any Option granted hereunder in the manner and to the extent it shall deem desirable. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its shareholders and all employees, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

     Notwithstanding the foregoing, the terms and conditions of grants of NQSOs to Non-Employee Directors are intended to be fixed in advance. Consequently, the grants of NQSOs to Non-Employee Directors shall be as set forth in Section 7 and neither the Committee nor the Board shall have any discretionary authority with respect thereto.

     No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.


                             SECTION 3 - Eligibility

     Key Employees shall be eligible to receive Options under the Plan. Non-Employee Directors shall be eligible to receive NQSOs (but not ISOs) pursuant to Section 7. Consultants shall be eligible to receive NQSOs (but not ISOs) pursuant to Section 8. More than one Option may be granted to a Key Employee, Non-Employee Director or Consultant under the Plan.

                                SECTION 4 - Stock

     Options may be granted under the Plan to purchase up to a maximum of one million two hundred and fifty thousand (1,250,000) shares of Common Stock subject to adjustment as hereinafter provided; provided, however, that no Key Employee shall receive Options for more than four hundred thousand (400,000) shares of Common Stock over the life of the Plan. Shares issuable under the Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

     If any Option granted under the Plan expires or otherwise terminates for any reason whatever (including, without limitation, the Key Employee's, Non-Employee Director's or Consultant's surrender thereof) without having been exercised, the shares subject to the unexercised portion of such Option shall continue to be available for the granting of Options under the Plan as fully as if such shares had never been subject to an Option; provided, however, that
(a) if an Option is canceled, the canceled Option is counted against the maximum number of shares for which Options may be granted to a Key Employee, and (b) if the Option price is reduced after the date of grant, the transaction is treated as a cancellation of an Option and the grant of a new Option for purposes of counting the maximum number of shares for which Options may be granted to a Key Employee.


                         SECTION 5 - Granting of Options

     From time to time until the expiration or earlier suspension or discontinuance of the Plan, the Committee may, on behalf of the Company, grant to Key Employees and Consultants under the Plan such Options as it determines are warranted; provided, however, that grants of ISOs and NQSOs shall be separate and not in tandem; and further provided that Consultants shall not be eligible to receive grants of ISOs. The granting of an Option under the Plan shall not be deemed either to entitle the Key Employee or Consultant to, or to disqualify the Key Employee or Consultant from, any participation in any other grant of Options under the Plan. In making any determination as to whether a Key Employee or Consultant shall be granted an Option and as to the number of shares to be covered by such Option, the Committee shall take into account the duties of the Key Employee or Consultant, his or her present and potential contributions to the success of the Company or a Related Corporation, and such other factors as the Committee shall deem relevant in accomplishing the purposes of the Plan. Moreover, the Committee may provide in a Key Employee's or Consultant's Option Agreement that said Option may be exercised only if certain conditions, as determined by the Committee, are fulfilled.

     The Committee shall grant NQSOs to Non-Employee Directors in accordance with Section 7.

                            SECTION 6 - Annual Limit

     (a) ISOs. The aggregate Fair Market Value (determined as of the date the ISO is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by a Key Employee during any calendar year (under this Plan and any other ISO plan of the Company or a Related Corporation) shall not exceed one hundred thousand dollars ($100,000).

     (b) NQSOs. The annual limit set forth above for ISOs shall not apply to NQSOs.

                 SECTION 7 - Options for Non-Employee Directors

     (a) Granting of NQSOs to Non-Employee Directors

          (1) Initial Grant. An NQSO to purchase 10,000 shares of Common Stock (as adjusted pursuant to Section 10) automatically shall be granted to a Non-Employee Director, who was not a Non-Employee Director prior to the Company's 1998 annual shareholders' meeting, on the date he or she becomes a Non-Employee Director, whether by reason of his or her election by shareholders or appointment by the Board to be a director, or, if applicable, the expiration of the 12-month period specified in Section 1(b)(10)(B) with respect to a present or future director who had previously been an employee of the Company or any Related Corporation; provided, that if a Non-Employee Director who previously received an NQSO grant under
     Section 5(a) of the Urban Outfitters, Inc. 1993 Non-Employee Directors' Non-Qualified Stock Option Plan or Section 7(a)(1) of this Plan terminates service as a director and is subsequently elected or appointed to the Board again, such director shall not be eligible to receive an NQSO grant under this Section 7(a)(1).

          (2) Subsequent Grants. In addition to the initial grant, pursuant to
     Section 5(a) of the Urban Outfitters, Inc. 1993 Non-Employee Directors' Non-Qualified Stock Option Plan or Section 7(a)(1) of this Plan, on the first business day immediately following each of the dates on which an incumbent Non-Employee Director is elected or re-elected to the Board by shareholders subsequent to the 1997 annual shareholders' meeting, he or she shall automatically be granted an NQSO to purchase 10,000 shares of Common Stock (as adjusted pursuant to Section 10), except that in the case of the first election or reelection following the date of the Non-Employee Director's initial election or appointment to the Board, no grant shall be made on account of such first election or re-election unless at least six months have elapsed since such initial election or appointment.

     (b) Terms and Conditions of Options. Options granted to Non-Employee Directors shall expressly specify that they are NQSOs. In addition, such NQSOs shall include expressly or by reference the following terms and conditions, as well as such other provisions not inconsistent with the provisions of the Plan:

          (1) Number of Shares. A statement of the number of shares of Common Stock to which the NQSO pertains.

          (2) Price. A statement of the NQSO exercise price, which shall be the higher of one hundred percent (100%) of the Fair Market Value per share of the Common Stock, or the par value thereof, on the date the NQSO is granted.

          (3) Term. Subject to earlier termination as provided in Section 7(b)(5), (6), and (7) and Section 10 below, the term of each NQSO granted under this Section 7 shall be ten (10) years from the date of grant.

          (4) Exercise. NQSOs granted under this Section 7 shall be exercisable on the business day immediately preceding the annual meeting of shareholders next succeeding the date of grant of such NQSOs. Except as otherwise provided in Sections 7(b)(5), (6) and (7) below, NQSOs shall only be exercisable by a Non-Employee Director while he or she remains a director of the Company. Any NQSO shares, the right to the purchase of which has accrued, may be purchased at any time up to the expiration or termination of the NQSO. Exercisable NQSOs may be exercised, in whole or in part, from time to time by giving written notice of exercise to the Company at its principal office, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate price for such shares. Only full shares shall be issued under the Plan, and any fractional share which might otherwise be issuable upon exercise of an NQSO granted hereunder shall be forfeited.


          The NQSO exercise price shall be payable:

               (A) In cash or its equivalent; or

               (B) Unless in the opinion of counsel to the Company to do so may result in a possible loss of an exemption from short-swing profit liability, in whole or in part through the transfer of Common Stock newly acquired upon exercise of the NQSO or Common Stock previously acquired by the Non-Employee Director, provided the previously acquired Common Stock so transferred has been held by the Non-Employee Director for more than six (6) months on the date of exercise.

          In the event such NQSO exercise price is paid, in whole or in part, with Common Stock, the portion of the NQSO exercise price so paid shall equal the Fair Market Value of Common Stock so surrendered (determined in accordance with Section 1(b)(7), but on the date of exercise rather than on the date of grant).

          (5) Expiration of Term or Removal as Director. If a Non-Employee Director's service as a director of the Company terminates prior to the expiration date fixed for his or her NQSO under this Section 7 for any reason (such as, without limitation, failure to be re-elected by the Company's shareholders) other than by disability or death, such NQSO may be exercised, to the extent of the number of shares of Common Stock with respect to which he or she could have exercised it on the date of such termination, by the Non-Employee Director at any time prior to the earlier of:

               (A) The expiration date specified in such NQSO; or

               (B) One (1) year after the date of such termination of service as a director.

          (6) Exercise upon Disability of Non-Employee Director. If a Non-Employee Director shall become disabled (within the meaning of section 22(e)(3) of the Code) during his or her term as a director of the Company and, prior to the expiration date fixed for his or her NQSO, his or her term as a director is terminated as a consequence of such disability, such NQSO may be exercised, to the extent of the number of shares of Common Stock with respect to which the Non-Employee Director could have exercised it on the date of such termination, by the Non-Employee Director at any time prior to the earlier of:

               (A) The expiration date of such NQSO; or

               (B) One (1) year after the date of such termination of service as a director.

          In the event of the Non-Employee Director's legal disability, such NQSO may be so exercised by his or her legal representative.

          (7) Exercise upon Death of Non-Employee Director. If a Non-Employee Director shall die during his or her term as a director of the Company and prior to the expiration date fixed for his or her NQSO, or if a Non-Employee Director whose term as a director has been terminated for any reason shall die following his or her termination as a director, but prior to the earlier of:

               (A) The expiration date fixed for his or her NQSO; or

               (B) The expiration of the period determined under Section 7(b)(5) and (6) above;

     such NQSO may be exercised, to the extent of the number of shares with respect to which the Non-Employee Director could have exercised it on the date of his or her death, by the Non-Employee Director's estate, personal representative or beneficiary who acquired the right to exercise such NQSO by bequest or inheritance or by reason of the death of the Non-Employee Director, at any time prior to the earlier of:

                    (i) The expiration date specified in such NQSO (which may be the expiration date determined under Section 7(b)(5) and (6) above); or

                    (ii) One (1) year after the date of death.

          (c) Transferability. A Non-Employee Director may transfer an NQSO granted pursuant to this Section 7 to (1) a member of his or her immediate family, (2) a partnership of which the only partners are members of his or her immediate family, or (3) a trust established solely for the benefit of his or her immediate family members. Except as provided in the preceding sentence, or by will or the laws of descent and distribution, NQSOs granted pursuant to this Section 7 shall not be assignable or transferable by the Non-Employee Director, and during the lifetime of the Non-Employee Director, the NQSO shall be exercisable only by him or her or by his or her guardian or legal representative. Any NQSO transferred by a Non-Employee Director shall not be assignable or transferable by the transferee. If the Non-Employee Director is married at the time of exercise and if the Non-Employee Director so requests at the time of exercise, the certificate or certificates shall be registered in the name of the Non-Employee Director and the Non-Employee Director's spouse, jointly, with right of survivorship.


  SECTION 8 - Terms and Conditions of Options for Key Employees and Consultants

     The Options granted to Key Employees pursuant to the Plan shall expressly specify whether they are ISOs or NQSOs; however, if the Option is not designated in the Option Agreement as an ISO or NQSO, the Option shall constitute an ISO if it complies with the terms of section 422 of the Code, and otherwise, it shall constitute an NQSO. The Options granted to Consultants pursuant to the Plan shall expressly state that they are NQSOs. In addition, the Options granted to Key Employees and Consultants pursuant to the Plan shall include expressly or by reference the following terms and conditions, as well as such other provisions not inconsistent with the provisions of this Plan and, for ISOs granted under this Plan, the provisions of section 422(b) of the Code, as the Committee shall deem desirable:

          (a) Number of Shares. A statement of the number of shares to which the Option pertains.

          (b) Price. A statement of the Option price which shall be determined and fixed by the Committee in its discretion but shall not be less than the higher of one hundred percent (100%) (one hundred ten percent (110%) in the case of an ISO granted to a Key Employee who is a more than ten percent (10%) shareholder as discussed in (I) below) of the Fair Market Value per share of Common Stock, or the par value thereof, on the date the Option is granted.

          (c) Term. Subject to earlier termination as provided in Subsections
     (e), (f) and (g) below and in Section 10 hereof, the term of each Option shall be not more than ten (10) years (five (5) years in the case of an ISO granted to a Key Employee who is a more than ten percent (10%) shareholder as discussed in (I) below) from the date of grant.

          (d) Exercise.

               (1) General. Options shall be exercisable in such installments and on such dates, not less than six (6) months from the date of grant, and not more than seven (7) years from the date of grant, as the Committee may specify, provided that:

                    (A) In the case of new Options granted in replacement for
               options (whether granted under the Plan or otherwise) held by the Key Employee or Consultant, the new Options may be made exercisable, if so determined by the Committee, in its discretion, at the earliest date the replaced options were exercisable, but not earlier than three (3) months from the date of grant of the new Options; and

                    (B) The Committee may accelerate the exercise date of any
               outstanding Options (including, without limitation, the three (3) month exercise date referred to in (A) above), in its discretion, if it deems such acceleration to be desirable.

               Any Option shares, the right to the purchase of which has accrued, may be purchased at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part, from time to time by giving written notice of exercise to the Company at its principal office, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate Option price for such shares. Only full shares shall be issued under the Plan, and any fractional share which might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

          (2) Manner of Payment. The Option price shall be payable:

                    (A) In cash or its equivalent;

                    (B) If the Committee, in its discretion, so provides in the
               Option Agreement or, in the case of Options which are not ISOs, if the Committee, in its discretion, so determines at or prior to the time of exercise, in whole or in part, in Common Stock previously acquired by the Optionee, provided that if such shares of Common Stock were acquired through the exercise of an ISO and are used to pay the Option price of an ISO, such shares have been held by the Key Employee for a period of not less than the holding period described in section 422(a)(1) of the Code on the date of exercise, or if such shares of Common Stock were acquired through exercise of an NQSO or of an option under a similar plan or through exercise of an ISO and are used to pay the Option price of an NQSO, such shares have been held by the Optionee for a period of more than six (6) months on the date of exercise;

                    (C) If the Committee, in its discretion, so provides in the
               Option Agreement or, in the case of Options which are not ISOs, if the Committee, in its discretion, so determines at or prior to the time of exercise, in whole or in part, in Common Stock newly acquired by the Optionee upon exercise of such Option (which shall constitute a disqualifying disposition in the case of an Option which is an ISO);

                    (D) If the Committee, in its discretion, so provides in the
               Option Agreement or, in the case of Options which are not ISOs, if the Committee, in its discretion, so determines at or prior to the time of exercise, in any combination of (A), (B) and (C) above; or

                    (E) If the Committee, in its discretion, so provides in the
               Option Agreement or, in the case of Options which are not ISOs, if the Committee, in its discretion, so determines at or prior to the time of exercise, by permitting the Optionee to deliver a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option.

               In the event such Option price is paid, in whole or in part, with shares of Common Stock, the portion of the Option price so paid shall be equal to the Fair Market Value of Common Stock so surrendered (determined in accordance with Section 1(b)(7), but on the date of exercise rather than on the date of grant).

               (e) Termination of Employment. If a Key Employee's employment by, or a Consultant's consulting arrangement with, the Company (and Related Corporations) is terminated by either party prior to the expiration date fixed for his or her Option for any reason other than death or disability, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, by the Optionee at any time prior to the earlier of:

                    (1) The expiration date specified in such Option; or

                    (2) An accelerated termination date determined by the
               Committee, in its discretion, except that, subject to Section 10 hereof, such accelerated termination date shall not be earlier than the date of the Optionee's termination of employment or consultancy, and such termination date shall not be later than thirty (30) days after the date of such termination of employment or consultancy.

               (f) Exercise upon Disability. If a Key Employee or Consultant shall become disabled (within the meaning of section 22(e)(3) of the Code) during his or her employment or consultancy and, prior to the expiration date fixed for his or her Option, his or her employment or consultancy is terminated as a consequence of such disability, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, by the Optionee at any time prior to the earlier of:

                    (1) The expiration date specified in such Option; or

                    (2) An accelerated termination date determined by the
               Committee, in its discretion, except that, subject to Section 10 hereof, such accelerated termination date shall not be earlier than the date of the Optionee's termination of employment or consultancy by reason of disability, and such date shall not be later than six (6) months after the date of such termination of employment or consultancy. In the event of the Optionee's legal disability, such Option may be so exercised by the Optionee's legal representative.

               (g) Exercise upon Death. If a Key Employee or Consultant shall die during his or her employment or consultancy, and prior to the expiration date fixed for his or her Option, or if an Optionee whose employment or consultancy is terminated for any reason, shall die following his or her termination of employment or consultancy but prior to the earliest of:

                    (1) The expiration date fixed for his or her Option;

                    (2) The expiration of the period determined under
               Subsections (e) and

               (f) above; or

                    (3) In the case of an ISO, three (3) months following
               termination of employment,

          such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of his or her death, or to any greater extent permitted by the Committee, by the Optionee's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee, at any time prior to the earlier of:

               (A) The expiration date specified in such Option; or

               (B) An accelerated termination date determined by the Committee, in its discretion except that, subject to Section 10 hereof, such accelerated termination date shall not be later than six (6) months after the date of death.

     (h)  Transferability.

          (1) ISOs. No ISO shall be assignable or transferable by the Key Employee otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Key Employee, the ISO shall be exercisable only by him or her or by his or her guardian or legal representative. If the Key Employee is married at the time of exercise and if the Key Employee so requests at the time of exercise, the certificate or certificates shall be registered in the name of the Key Employee and the Key Employee's spouse, jointly, with right of survivorship.

          (2) NQSOs. Except as otherwise provided in any Option Agreement, no NQSO shall be assignable or transferable by the Key Employee or Consultant otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Optionee, the NQSO shall be exercisable only by him or her or by his or her guardian or legal representative. If an Optionee's Option Agreement provides that the NQSO is transferrable, such Option Agreement shall set forth any limitations on the transfer of the NQSO. If the Optionee is married at the time of exercise and if the Optionee so requests at the time of exercise, the certificate or certificates shall be registered in the name of the Optionee and the Optionee's spouse, jointly, with right of survivorship.

     (I) Ten Percent Shareholder. If the Key Employee owns more than ten percent (10%) of the total combined voting power of all shares of stock of the Company or of a Related Corporation at the time an ISO is granted to such Key Employee, the Option price for the ISO shall be not less than one hundred ten percent (110%) of the Fair

Market Value of the optioned shares of Common Stock on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five (5) years from the date the ISO is granted. The conditions set forth in this Subsection (I) shall not apply to NQSOs.

          (j) Withholding and Use of Shares to Satisfy Tax Obligations. The obligation of the Company to deliver shares of Common Stock upon the exercise of any Option shall be subject to applicable federal, state and local tax withholding requirements.

          If the exercise of any Option is subject to the withholding requirements of applicable federal, state and/or local tax laws, the Committee, in its discretion (and subject to such withholding rules ("Withholding Rules") as shall be adopted by the Committee), may permit the Key Employee to satisfy the minimum required federal, state and/or local withholding tax, in whole or in part, by electing to have the Company withhold (or by returning to the Company) shares of Common Stock, which shares shall be valued, for this purpose, at their Fair Market Value (determined in accordance with Section 1(b)(7), but on the date of exercise (rather that the date of grant), or if later, the date on which the Optionee recognizes ordinary income with respect to such exercise) (the "Determination Date"). An election to use shares of Common Stock to satisfy tax withholding requirements must be made in compliance with and subject to the Withholding Rules. The Committee may not withhold shares in excess of the number necessary to satisfy the minimum federal, state and/or local income tax withholding requirements. In the event shares of Common Stock acquired under the exercise of an ISO are used to satisfy such withholding requirement, such shares of Common Stock must have been held by the Key Employee for a period of not less than the holding period described in section 422(a)(1) of the Code on the Determination Date.


                SECTION 9 - Option Agreements - Other Provisions

     Options granted under the Plan shall be evidenced by Option Agreements in such form as the Committee shall, from time to time, approve, which Option Agreements shall contain such provisions, not inconsistent with the provisions of the Plan for NQSOs granted pursuant to the Plan, and such conditions, not inconsistent with section 422(b) of the Code or the provisions of the Plan for ISOs granted pursuant to the Plan, as the Committee shall deem advisable, and which Option Agreements shall specify whether the Option is an ISO or NQSO; provided, however, if an Option granted to a Key Employee is not designated in the Option Agreement as an ISO or NQSO, the Option shall constitute an ISO if it complies with the terms of section 422 of the Code, and otherwise, it shall constitute an NQSO. Each Key Employee, Non-Employee Director and Consultant shall enter into, and be bound by, such Option Agreement.

                        SECTION 10 - Capital Adjustments

     The number of shares which may be issued under the Plan, and the maximum number of shares with respect to which Options may be granted during a specified period to any Key Employee under the Plan, both as stated in Section 4 hereof, the number of shares with respect to which NQSOs are granted to Non-Employee Directors under Section 7(a), and the number of shares issuable upon exercise of outstanding Options under the Plan (as well as the Option price per share under such outstanding Options), shall, subject to the provisions of section 424(a) of the Code, be adjusted proportionately, to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company.

     In the event of a corporate transaction (as that term is described in section 424(a) of the Code and the Treasury Regulations issued thereunder as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), each outstanding Option shall be assumed by the surviving or successor corporation; provided, however, that, in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Options issued to Key Employees and Consultants if it determines that such termination is in the best interests of the Company. If the Committee decides to terminate outstanding Options issued to Key Employees and Consultants, the Committee shall give each Key Employee and Consultant holding an Option to be terminated not less than seven (7) days' notice prior to any such termination by reason of such a corporate transaction, and any such Option which is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to, and including the date immediately preceding such termination. Further, as provided in Section 8(d) hereof the Committee, in its discretion, may accelerate, in whole or in part, the date on which any or all Options issued to Key Employees and Consultants become exercisable.

     Notwithstanding the foregoing, in the event of a corporate transaction (as described above) in which holders of Common Stock are to receive cash, securities or other property, and provision is not made for the continuance and assumption of NQSOs granted to Non-Employee Directors, all such outstanding NQSOs shall terminate as of the last business day immediately preceding the closing date of such corporate transaction and the Company shall pay to each Non-Employee Director an amount in cash with respect to each share to which a terminated NQSO pertains equal to the difference between the NQSO exercise price and the value of the consideration to be received by the holders of Common Stock in connection with such transaction.


              SECTION 11 - Amendment or Discontinuance of the Plan

          (a) General. The Board from time to time may suspend or discontinue the Plan or amend it in any respect whatsoever, except that the following amendments shall require shareholder approval (given in the manner set forth in Section 11(b) below):

               (1) With respect to ISOs, any amendment which would:

                    (A) Change the class of employees eligible to participate in the Plan;

                    (B) Except as permitted under Section 10 hereof, increase
               the maximum number of shares of Common Stock with respect to which ISOs may be granted under the Plan; or

                    (C) Extend the duration of the Plan under Section 12 hereof with respect to any ISOs granted hereunder;

               (2) With respect to Options to be granted to Key Employees, any amendment which would require shareholder approval pursuant to Treas. Reg. (section) 1.162-27(e)(4)(vi) or any successor thereto; and

               (3) Any amendment for which shareholder approval is required under the rules of an exchange or market on which Common Stock is listed.

          Notwithstanding the foregoing, no such suspension, discontinuance or amendment shall materially impair the rights of any holder of an outstanding Option without the consent of such holder.

          (b) Shareholder Approval Requirements. Shareholder approval must meet the following requirements:

               (1) The approval of shareholders must be by a majority of the outstanding shares of Common Stock present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the Commonwealth of Pennsylvania;

               (2) The approval of shareholders must be by a majority of the votes cast on the issue (including abstentions to the extent abstentions are counted as voting under applicable state law); and

               (3) The approval of shareholders must comply with all applicable provisions of the corporate charter, bylaws, and applicable state law prescribing the method and degree of shareholder approval required for the issuance of corporate stock or options. If the applicable state law does not prescribe a method and degree of shareholder approval in such case, the approval of shareholders must be effected:

                    (A) By a method and in a degree that would be treated as adequate under applicable state law in the case of an action requiring shareholder approval (i.e., an action on which shareholders would be entitled to vote if the action were taken at a duly held shareholders' meeting); or

                    (B) By a majority of the votes cast at a duly held
               shareholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan.

          (c) Amendments Affecting Non-Employee Directors. Notwithstanding the foregoing, no amendment to any provision of the Plan that would affect NQSOs to be awarded to Non-Employee Directors shall be made if such amendment would cause the terms and conditions of grants made pursuant to
     Section 7 of the Plan to fail to be fixed in advance, within the meaning of Securities and Exchange Commission interpretations under Section 16(b) of the Securities Exchange Act of 1934.


                        SECTION 12 - Termination of Plan

     Unless earlier terminated as provided in the Plan, the Plan and all authority granted hereunder shall terminate absolutely at 12:00 midnight on March 18, 2002, which date is five (5) years after the date the Plan was adopted by the Board (or the date the Plan was approved by the shareholders of the Company, whichever is earlier), and no Options hereunder shall be granted thereafter. Nothing contained in this Section 12, however, shall terminate or affect the continued existence of rights created under Options issued hereunder and outstanding on March 18, 2002, which by their terms extend beyond such date.


                        SECTION 13 - Shareholder Approval

     This Plan shall become effective on March 19, 1997 (the date the Plan was adopted by the Board); provided, however, that if the Plan is not approved by the shareholders in the manner described in Section 11(b), within twelve (12) months before or after said date, the Plan and all Options granted hereunder shall be null and void.


                           SECTION 14 - Miscellaneous

          (a) Governing Law. With respect to any ISOs granted pursuant to the Plan and the Option Agreements thereunder, the Plan, such Option Agreements and any ISOs granted pursuant thereto shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the operation of, and the rights of Key Employees,

     Non-Employee Directors and Consultants under, the Plan, the Option Agreements and any Options granted thereunder shall be governed by applicable federal law and otherwise by the laws of the Commonwealth of Pennsylvania.

          (b) Rights. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted an Option, or any other right hereunder, unless and until the Committee shall have granted such individual an Option, and then his or her rights shall be only such as are provided by the Option Agreement.

          Any Option under the Plan shall not entitle the holder thereof to any rights as a shareholder of the Company prior to the exercise of such Option and the issuance of the shares pursuant thereto. Further, notwithstanding any provisions of the Plan or the Option Agreement with a Key Employee, the Company shall have the right, in its discretion, to retire a Key Employee at any time pursuant to its retirement rules or otherwise to terminate his or her employment at any time for any reason whatsoever.

          (c) Indemnification of Board and Committee. Without limiting any other rights of indemnification which they may have from the Company and any Related Corporation, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf.

          (d) Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options granted under the Plan shall be used for general corporate purposes. Any cash received in payment for shares upon exercise of an Option to purchase Common Stock shall be added to the general funds of the Company and shall be used for its corporate purposes. Any Common Stock received in payment for shares upon exercise of an Option to purchase Common Stock shall become treasury stock.

          (e) No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon a Key Employee, Non-Employee Director or Consultant to exercise such Option.

          (f) Listing and Registration of Shares. Each Option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase of shares thereunder, or that action by the Company, Key Employee, Non-Employee Director or Consultant should be taken in order to obtain an exemption from any such requirement, no such Option may be exercised, in whole or in part, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Key Employee, Non-Employee Director or Consultant or his or her legal representative or beneficiary may also be required to give satisfactory assurance that shares purchased upon exercise of an Option are being purchased for investment and not with a view to distribution, and certificates representing such shares may be legended accordingly.

          (g) Rights as a Shareholder. A Key Employee, Non-Employee Director, or Consultant shall have no rights as a shareholder with respect to any shares covered by his or her Option until the issuance of a stock certificate to him or her for such shares.

                             URBAN OUTFITTERS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, revoking all prior proxies, hereby appoints Richard A. Hayne and Kenneth K. Cleeland, or either of them, with full power of substitution, as the undersigned's proxies to vote at the Annual Meeting of Shareholders of Urban Outfitters, Inc. (the "Company") called for May 20, 1997 and at any adjournment thereof.

     1. ELECTION OF DIRECTORS
          [ ] FOR the nominees listed below    [ ] WITHHOLD AUTHORITY
                                                   to vote for the nominees
                                                   listed below
     Nominees: Richard A. Hayne, Scott A. Belair, Harry S. Cherken, Jr.,
     Joel S. Lawson III, Burton M. Sapiro.
     (Instruction: To withhold authority to vote for any individual nominee(s), write that name(s) of such nominee(s) on the line below.)

     --------------------------------------------------------------------------
     2. APPROVAL OF THE URBAN OUTFITTERS, INC. 1997 STOCK OPTION PLAN.
              [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

     3. APPOINTMENT OF PRICE WATERHOUSE, LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING JANUARY 31, 1998.
              [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

     4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE
                          (Continued on reverse side)

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AND FOR PROPOSAL 3.

                                       You are urged to sign and return this
                                       proxy so that you may be sure that your
                                       shares will be voted.


                                       Dated:
                                             --------------------------, 1997

                                       --------------------------------------
                                              Signature of Shareholder

                                       --------------------------------------
                                              Signature of Shareholder

                                       Please sign exactly as your name
                                       appears hereon, date and return promptly.
                                       When shares are held by joint tenants,
                                       both should sign. Executors,
                                       administrators, trustees and other
                                       fiduciaries should indicate their
                                       capacity when signing.